UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Schedule 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to § 240.14a-12

ANSWERS CORPORATION

(Name of registrant as specified in its charter)

(Name of person(s) filing proxy statement, if other than the registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

NOTICE OF ANNUAL MEETING
OF STOCKHOLDERS
TO BE HELD JUNE 21, 2006

May 8, 2006

Dear Stockholders of Answers Corporation:

Notice is hereby given that the 2006 annual meeting of stockholders of Answers Corporation (“Answers”, or the “Company”) will be held on June 21, 2006, at 12:30 EDT, at The New Yorker Hotel, 481 Eighth Avenue, New York, New York 10001, for the following important purposes:

(1)	To elect two Class II directors to hold office for a three-year term or until their respective successors are elected and qualified;

(2)
To consider and vote on a proposal to approve an amendment to the Company's 2005 Incentive Compensation Plan to increase the number of shares available for grant under such plan from 850,000 shares to 1,100,000 shares; and

(3)	To consider and act on any other matters that properly may be presented at the annual meeting or any adjournment or postponement of the annual meeting.

These items of business are described in the attached proxy statement, which is being mailed on or about May 8, 2006. Stockholders of record at the close of business on May 1, 2006 are entitled to notice of, and to vote at, the annual meeting and any adjournment or postponement thereof. As of that date, there were 7,728,174 shares of the Company’s common stock outstanding and entitled to vote at the annual meeting. Each share of Answers’ common stock is entitled to one vote on each matter properly brought before the annual meeting. For ten days prior to the meeting, a complete list of stockholders entitled to vote at the annual meeting will be available for examination by any stockholder, for any purpose relating to the annual meeting, during ordinary business hours at the offices of the Company, 237 West 35th Street, Suite 1101, New York, New York 10001.

Also enclosed herewith is Answers’ 2005 Annual Report to Stockholders, containing its financial statements for the year ended December 31, 2005. The Annual Report does not constitute proxy soliciting material.

Your vote is important, regardless of the number of shares you own. Please vote as soon as possible to make sure that your shares are represented at the annual meeting. To vote your shares, you may complete and return the enclosed proxy card in the envelope provided or you may be able to submit your proxy or voting instructions by telephone or the Internet. If you are a holder of record, you may also cast your vote in person at the annual meeting. If your shares are held in “street name” (that is, held for your account by a broker or other nominee), you will receive instructions from your broker or nominee on how to vote your shares.

We look forward to meeting those of you who will be able to attend the annual meeting, and we appreciate your continued support of Answers.

By Order of the Board of Directors,
/s/ Steven Steinberg
Steven Steinberg
Secretary

Jerusalem, Israel
May 8, 2006

IMPORTANT: Please fill in, date, sign and promptly mail the enclosed proxy card in the accompanying postage-paid envelope to ensure that your shares are represented at the annual meeting. If you attend the annual meeting, you may choose to vote in person even if you have previously sent in your proxy card.

-i-

Form of Proxy

ANNEX A: Procedures for the Recommendation by Stockholders of Director Candidates

-ii-

QUESTIONS AND ANSWERS ABOUT

2006 ANNUAL MEETING OF

ANSWERS CORPORATION (THE “COMPANY”)

Q:	When and where will the annual meeting be held?

A:	The annual meeting will be held at The New Yorker Hotel, 481 Eighth Avenue, New York, New York 10001, beginning at 12:30 p.m., EDT, on June 21, 2006.

Q:	Who is making this proxy solicitation?

A:
This proxy statement is furnished to holders of the Company’s common stock as of the close of business on May 1, 2006, the record date for the annual meeting (the “Record Date”), as part of the solicitation of proxies by the Company’s board of directors for use at the annual meeting and any adjournments or postponements of the annual meeting.

Q:	What am I being asked to vote on at the annual meeting?

A:	At the annual meeting, you will be asked to consider and vote on:

•	a proposal to elect two Class II directors to hold office for a three-year term or until their respective successors are elected and qualified; and

•	a proposal to approve an amendment to the Company's 2005 Incentive Compensation Plan to increase the number of shares available for grant under such plan from 850,000 shares to 1,100,000 shares.

At present, we know of no other matters to be presented for stockholder action at the annual meeting.

Q:	How does the Company’s board of directors recommend that I vote?

A:
Our board of directors recommends that you vote your shares “FOR” the election of each of the two nominees named herein to the board of directors of Answers and “FOR” approval of the amendment to the Company’s 2005 Incentive Compensation Plan.

Q:	What vote is required to approve each proposal?

A:
In the election of directors, the two persons receiving the highest number of “FOR” votes will be elected. The proposal regarding the approval of the amendment of the Company’s 2005 Incentive Compensation Plan requires the affirmative “FOR” vote of a majority of those shares of the Company’s common stock present in person or represented by properly executed proxies and entitled to vote at the annual meeting.

Q.	What is the quorum requirement with respect to the annual meeting?

A:	The presence, in person or by properly executed proxy, of the holders of a majority of the shares of the Company’s common stock entitled to vote at the annual meeting will constitute a quorum.

Q:	Under what circumstances will the annual meeting be adjourned?

A:
Although it is not expected, the annual meeting may be adjourned in the absence of a quorum for the purpose of obtaining a quorum. Any adjournment may be made without notice, other than by an announcement made at the annual meeting, by the affirmative vote of a majority of the shares of the Company’s common stock present in person or by properly executed proxy at the annual meeting.

Q:	What shares can be voted at the annual meeting?

A:
All shares of the Company’s common stock that you own as of the Record Date may be voted by you. You may cast one vote per share of the Company’s common stock that you held on the Record Date. These shares include shares that are: (1) held directly in your name as the stockholder of record and (2) held for you as the beneficial owner through a stockbroker, bank or other nominee.

Q:	What is the difference between a holder of record and a beneficial owner of the Company’s common stock?

A:
Most of our stockholders hold their shares through a stockbroker, bank or other nominee, rather than directly in their own name. As summarized below, there are some distinctions between shares held as a holder of record and those beneficially owned.

Holders of Record

If your shares of the Company’s common stock are registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, you are considered, with respect to those shares, the holder of record, and these proxy materials are being sent directly to you by the Company. As the holder of record, you have the right to grant your voting proxy directly to the Company or to vote in person at the annual meeting. We have enclosed a proxy card with this proxy statement for you to use.

Beneficial Owners

If your shares of the Company’s common stock are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in “street name”, and these proxy materials are being forwarded to you by your broker or nominee who is considered, with respect to those shares, the holder of record. As the beneficial owner, you have the right to direct your broker or nominee how to vote and are also invited to attend the annual meeting. However, since you are not the holder of record, you may not vote these shares in person at the annual meeting. Your broker or nominee has enclosed a voting instruction card with this proxy statement for you to use in directing the broker or nominee how to vote your shares. You may also vote by telephone as described below under “How can I vote my shares without attending the annual meeting?” If you are a beneficial owner and do not provide the holder of record with voting instructions, your shares may constitute broker non-votes, as described in the section titled “The 2006 Annual Meeting of Stockholders—Voting of Proxies; Abstentions; and Broker Non-Votes.”

Q:	How can I vote my shares in person at the annual meeting?

A:
Shares of the Company’s common stock held directly in your name as the holder of record may be voted in person at the annual meeting. If you choose to do so, please bring the enclosed proxy card or proof of identification. Even if you plan to attend the annual meeting, we recommend that you vote your shares in advance as described below so that your vote will be counted if you later decide not to attend the annual meeting. Shares held in street name may be voted in person by you only if you obtain a signed proxy from the record holder giving you the right to vote the shares.

Q:	How can I vote my shares without attending the annual meeting?

A:
Whether you hold shares directly as the holder of record or beneficially in street name, you may direct your vote without attending the annual meeting by telephone or by completing and mailing your proxy card or voting instruction card in the enclosed postage pre-paid envelope. You may also be able to direct your vote via the Internet. Please refer to the enclosed materials for details.

Q:	Can I change my vote after I have voted by proxy?

A:	Yes. You can change your vote at any time before your proxy is voted at the annual meeting by revoking your proxy.

If you are a holder of record of the Company’s common stock, you may revoke your proxy by:

•	attending the annual meeting and voting your shares in person at the annual meeting. Your attendance at the annual meeting alone will not revoke your proxy -- you must also vote at the annual meeting;

•	filing an instrument in writing with the Secretary of the Company stating that you would like to revoke your proxy; or

•	filing another duly executed proxy bearing a later date with the Secretary of the Company so that it arrives prior to the annual meeting.

You should send your revocation or new proxy card to the Company’s Secretary at Answers Corporation, 237 West 35th Street, Suite 1101, New York, NY 10001.

If you are a beneficial owner of the Company’s common stock and you instructed a broker or other nominee to vote your shares, you must follow your broker’s directions for changing those instructions.

Q:	What does it mean if I receive more than one proxy card or voting instruction card?

A:	It means your shares are registered differently or are in more than one account. Please provide voting instructions for each proxy and voting instruction card your receive.

Q:	Where can I find the voting results of the annual meeting?

A:	We will announce preliminary voting results at the annual meeting and publish final results in our Quarterly Report on Form 10-QSB for the fiscal quarter ended June 30, 2006.

WHO CAN HELP ANSWER YOUR QUESTIONS

If you have any questions about any of the proposals to be presented at the annual meeting or how to submit your proxy card, or if you need additional copies of this proxy statement or the enclosed proxy card or voting instructions, you should contact:

Answers Corporation
237 West 35th Street
Suite 1101
New York, New York 10001
Telephone: 646-502-4777
Attention: Bruce D. Smith, VP Investor Relations

THE 2006 ANNUAL MEETING OF STOCKHOLDERS

General

We are furnishing this proxy statement to our stockholders in connection with the solicitation of proxies by the Company’s board of directors for use at the 2006 annual meeting of stockholders to be held on June 21, 2006, and at any adjournment, postponement or continuation thereof. This proxy statement is first being furnished to stockholders of the Company on or about May 8, 2006.

Date, Time and Place

The annual meeting of stockholders will be held on June 21, 2006, at 12:30 p.m., EDT, at The New Yorker Hotel, 481 Eighth Avenue, New York, New York 10001.

Matters to be Considered at the Annual Meeting

At the annual meeting, you will be asked to consider and vote on:

•	a proposal to elect two Class II directors to hold office for a three-year term or until their respective successors are elected and qualified; and

•	a proposal to approve an amendment to the Company’s 2005 Incentive Compensation Plan to increase the number of shares available for grant under such plan from 850,000 shares to 1,100,000 shares.

At present, we know of no other matters to be presented for stockholder action at the annual meeting.

Record Date

We have fixed the close of business on May 1, 2006 as the Record Date for determination of stockholders entitled to notice of and to attend and vote at the annual meeting.

Vote Required

As of the close of business on the Record Date, there were 7,728,174 shares of the Company’s common stock outstanding and entitled to vote at the annual meeting. A quorum of stockholders is necessary to hold a valid meeting. The presence, in person or by properly executed proxy, of the holders of a majority of the shares of the Company’s common stock entitled to vote at the annual meeting will constitute a quorum. If a quorum is not present at the annual meeting, we expect that the meeting will be adjourned or postponed to solicit additional proxies. Votes for and against, abstentions and “broker non-votes” will each count as being present to establish a quorum. A “broker non-vote” occurs when a broker holding shares in street name has not received voting instructions from the customer on certain “non-routine” matters, such as approval of the amendment to the Company’s 2005 Incentive Compensation Plan, and therefore is barred by the rules of the applicable securities exchange from exercising discretionary authority to vote those securities on such proposal.

In the election of directors, the two persons receiving the highest number of votes cast “FOR” will be elected. The approval of the amendment to the Company’s 2005 Incentive Compensation Plan requires the affirmative “FOR” vote of holders of shares representing a majority of the shares of the Company’s common stock represented in person or by properly executed proxy and entitled to vote at the annual meeting.

The annual meeting shall be presided over by the Chairman of the Board and the Company’s Secretary shall act as secretary of the annual meeting. Inspectors of election appointed for the annual meeting will tabulate the votes cast by proxy or in person at the meeting. The inspectors of election will determine whether or not a quorum is present.

Voting of Proxies; Abstentions; and Broker Non-Votes

In the election of directors, you may vote “FOR” each of the nominees or your vote may be “WITHHELD” with respect to one or both of the nominees. You may vote “FOR,” “AGAINST” or “ABSTAIN” for the other proposal. All shares of the Company’s common stock represented by properly executed proxies received before or at the annual meeting will, unless the proxies are revoked, be voted in accordance with the instructions indicated on those proxies. If no instructions are indicated on a properly executed proxy card, the shares will be voted “FOR” the election of management’s two nominees for membership on the Company’s board of directors and “FOR” approval of an amendment to the Company's 2005 Incentive Compensation Plan to increase the number of shares available for grant under such plan from 850,000 shares to 1,100,000 shares. You are urged to mark the box on the card to indicate how to vote your shares.

If your shares are held in an account at a brokerage firm or bank, that brokerage firm or bank will not be permitted to vote your shares with respect to certain “non-routine” proposals, such as approval of the amendment to the Company's 2005 Incentive Compensation Plan, unless you provide instructions as to how to vote your shares. If an executed proxy card is returned by a broker or bank holding shares which indicates that the broker or bank has not received voting instructions and does not have discretionary authority to vote on a certain proposal to be presented at the annual meeting, the shares will be considered present at the annual meeting for purposes of determining the presence of a quorum, but will not be considered entitled to vote on such proposal. Brokers may, however, vote their clients’ shares on routine matters, such as the election of directors. Please note that if your shares are held of record by a broker, bank or nominee and you wish to vote at the meeting, you will not be permitted to vote in person unless you first obtain a proxy issued in your name from the record holder.

A properly executed proxy marked “ABSTAIN”, although counted for purposes of determining whether there is a quorum and for purposes of determining the aggregate voting power and number of shares represented and entitled to vote at the annual meeting, will not be voted.

Revocability of Proxies

The grant of a proxy on the enclosed proxy card does not preclude a holder of record of the Company’s common stock from voting in person at the annual meeting. If you are a holder of record of the Company’s common stock, you may revoke a proxy at any time prior to your proxy being voted at the annual meeting by:

•	attending the annual meeting and voting your shares in person at the annual meeting. Your attendance at the annual meeting alone will not revoke your proxy -- you must also vote at the annual meeting;

•
filing an instrument in writing with the Secretary of the Company at Answers Corporation, 237 West 35th Street, Suite 1001, New York, New York 10001, stating that you would like to revoke your proxy; or

•
filing another duly executed proxy bearing a later date with the Secretary of the Company at Answers Corporation, 237 West 35th Street, Suite 1001, New York, New York 10001, stating that you would like to revoke your proxy, so that it arrives prior to the annual meeting.

If you revoke your proxy in writing you must indicate the certificate number and the number of shares to which such revocation relates and the aggregate number of shares represented by such certificate(s). The written notification revoking your proxy or a later-dated signed proxy card changing your vote must arrive before the annual meeting takes place in order to be acknowledged and reflected in the vote.

If you are a beneficial owner of the Company’s common stock and you instructed a broker or other nominee to vote your shares, you must follow your broker’s directions for changing those instructions.

If an adjournment occurs, it will have no effect on the ability of stockholders as of the Record Date to exercise their voting rights or to revoke any previously delivered proxies. The Company does not expect to adjourn the annual meeting for a period of time long enough to require the setting of a new record date for such meeting.

Adjournments

Although it is not expected, the annual meeting may be adjourned in the absence of a quorum for the purpose of obtaining a quorum. Any adjournment may be made without notice, other than by an announcement made at the annual meeting. Any adjournment or postponement of the annual meeting for the purpose of soliciting additional proxies will allow the Company’s stockholders who have already sent in their proxies to revoke them at any time prior to their use.

Voting By Telephone or Via the Internet

If you hold your shares directly registered in your name with American Stock Transfer & Trust Company, you may vote by telephone or via the Internet. To vote by telephone, call 1-800-PROXIES and follow the automated instructions. Instructions for voting via the Internet are set forth on the enclosed proxy card if you hold your shares directly registered in your name with American Stock Transfer & Trust Company. Many banks and brokerage firms have a process for their beneficial owners to provide instructions over the telephone or via the Internet. Your voting form from your broker or bank will contain instructions for voting.

Votes submitted by telephone or via the Internet must be received by 11:59 p.m., Eastern Daylight Time, on June 20, 2006. Submitting your proxy by telephone or via the Internet will not affect your right to vote in person should you decide to attend the annual meeting.

Solicitation of Proxies and Expenses of Solicitation

The Company generally will bear the cost of the solicitation of proxies in the enclosed form from our stockholders. In addition to solicitation by mail, our directors, officers and employees may solicit proxies from stockholders by telephone, telegram, letter, facsimile or in person. Following the original mailing of the proxies and other soliciting materials, we will request that brokerage houses and other custodians, nominees and fiduciaries forward copies of the proxy and other soliciting materials to the beneficial owners of stock held of record by such persons and request authority for the exercise of proxies. In those cases, we will reimburse such company’s custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses in connection with doing so.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

The Company’s Amended and Restated Certificate of Incorporation provides that the Company’s board of directors shall consist of not less than five and not more than nine directors. The Company’s board of directors is currently composed of seven directors and is divided into three classes serving staggered terms: Class I, whose term will expire at the 2008 annual meeting of stockholders, Class II, whose term expires at the upcoming annual meeting of stockholders to be held on June 21, 2006 and Class III, whose term will expire at the annual meeting of stockholders to be held in 2007. At each annual meeting of stockholders, the successors to directors whose term will then expire will be elected to serve from the time of election and qualification until the third annual meeting following their election. The terms of two of the present directors expire this year and each of them has been nominated for reelection. The two nominees identified in the table below are nominated to be elected at the 2006 annual meeting for the term expiring at the 2009 annual meeting of the stockholders.

At the annual meeting, Edward G. Sim and Jerry Colonna will stand for reelection to serve as Class II directors for a three-year term expiring at the annual meeting of stockholders in 2009 or until their respective successors are elected and qualified.

If a proxy is properly executed but does not contain voting instructions, it will be voted “FOR” the election of each of the nominees named below as a director of the Company. Proxies cannot be voted for a greater number of persons than two. Management has no reason to believe that any of the nominees named below will not be a candidate or will be unable to serve as a director. However, in the event that any of the nominees should become unable or unwilling to serve as a director, the proxies may be voted for such substitute nominees as the Company’s board of directors may designate.

Director Nominees

Set forth below are the names, ages and descriptions of the backgrounds, as of May 1, 2006, of each of the Company’s current directors, including the two nominees for Class II directors to be elected at this annual meeting.

Name	Age	Position

Class I directors whose terms expire at the 2008 annual meeting of stockholders:
Mark A. Tebbe (2)(3)	45	Director
Lawrence S. Kramer (4)(5)	56	Director

Class II directors nominated for election at this annual meeting of stockholders
Edward G. Sim (1)(2)(3)	35	Director
Jerry Colonna (1)(3)(4)	42	Director

Class III directors whose terms expire at the 2007 annual meeting of stockholders:
Robert S. Rosenschein	52	Chairman of the Board
Yehuda Sternlicht (2)(5)	51	Director
Mark B. Segall (4)(5)	43	Director

(1)	Director Nominee - Term to expire in 2008
(2)	Member of Audit Committee
(3)	Member of Compensation Committee
(4)	Member of Nominations / Corporate Governance Committee
(5)	Member of the Financing Committee

Nominees for election for a three-year term expiring at the 2009 annual meeting of stockholders.

Edward G. Sim has served as a director since August 1999. He currently serves as the chairman of our Compensation Committee and as a member of our Audit Committee. Mr. Sim is a member and Managing Director of the Dawntreader Group and Dawntreader Funds, which he co-founded in 1998. From April 1996 to April 1998, Mr. Sim worked with Prospect Street Ventures, a New York-based venture capital firm, where he worked on software and technology investments like 24/7 Media. From June 1994 to April 1996, Mr. Sim worked with J.P. Morgan’s Structured Derivatives Group on the development of a real-time trading application for global asset allocation. Mr. Sim currently serves as a director of DeepNines Technologies, netForensics, Inc., Greenplum, and Moreover Technologies. Mr. Sim served as a director of LivePerson from October 2000 to July 2001, Flashbase from June 1999 to June 2000, and Expertcity/GoToMyPC from August 1999 to March 2004. Mr. Sim graduated with an A.B. in Economics from Harvard College.

Jerry Colonna has served as a director since June 2004. He currently serves as the chairman of our Nominating / Corporate Governance Committee and as a member of our Compensation Committee. From January 2002 until December 2002, Mr. Colonna was a partner with JP Morgan Partners, LLC, the private equity arm of JP Morgan Chase & Co. Since August 1996, Mr. Colonna has been a partner with Flatiron Partners, an investment company which he co-founded. Mr. Colonna is a member of the board of directors of a number of private companies including PlanetOut Inc., as well as a number of non-profit organizations including PENCIL—Public Education Needs Civic Involvement in Learning and NYPower NY. Mr. Colonna holds a B.A. in English Literature from Queens College at the City University of New York.

Directors continuing in office until the 2007 annual meeting of stockholders.

 Robert S. Rosenschein has been Chairman of our board and President since he founded Answers Corporation in December 1998. From December 1998 to April 2000 and since May 2001, Mr. Rosenschein has served as our Chief Executive Officer. From May 2000 to April 2001, Mr. Rosenschein served as our Chairman. From 1988 to 1997, Mr. Rosenschein was Chief Executive Officer of Accent Software International Ltd. (formerly Kivun), a company that developed multi-lingual software tools, and from 1997 to 1998, Mr. Rosenschein was Chief Technical Officer of Accent Software International Ltd. Mr. Rosenschein graduated with a B.Sc. in Computer Science from the Massachusetts Institute of Technology and received the Prime Minister of Israel’s Award for Software Achievement in 1997.

Yehuda Sternlicht has served as a director since June 2004. He currently serves as the chairman of our Audit Committee and as a member of our Financing Committee. Since November 2003, Mr. Sternlicht has been an independent financial consultant and from January 2004 he also serves as Chief Financial Officer of NanoVibronix Inc. From July 1992 until November 2003, Mr. Sternlicht was employed by Savient Pharmaceuticals, Inc. (“Savient”) and from January 1993 to December 2002 he served as Savient’s Chief Financial Officer. Prior to his years of employment with Savient, Mr. Sternlicht served in several financial and accounting positions in public and private companies and in a large CPA firm. Mr. Sternlicht is qualified as a Certified Public Accountant in the State of Israel and has a BA degree in Accounting and Economy from The Hebrew University, Israel.

Mark B. Segall has served as a director since December 2004. He currently serves as the chairman of our Financing Committee and as a member of our Nominating / Corporate Governance Committee. Mr. Segall is the founder and Senior Managing Director of Kidron Corporate Advisors, LLC, a New York based mergers and acquisitions corporate advisory boutique serving emerging growth companies primarily in the technology and financial services sectors. From 2001 to 2003, Mr. Segall was the Chief Executive Officer of Investec, Inc., the U.S. investment banking operations of the Investec Group, a U.K. and African based specialist bank. Previously he was a partner at the law firm of Kramer, Levin and Naftalis LLP, specializing in cross-border mergers and acquisitions and capital markets activities. Mr. Segall currently serves as a director of the Escala Group, the Comtech Group and Integrated Asset Management. Mr. Segall received his B.A. from Colombia University and a J.D. from New York University Law School. Mr. Segall is a designee of Maxim Group LLC, in accordance with our underwriting agreement with Maxim Group LLC.

Directors continuing in office until the 2008 annual meeting of stockholders.

Mark A. Tebbe has served as a director since December 1998. He currently serves as a member of our Audit Committee and Compensation Committee. Since February 2002, Mr. Tebbe has been Chairman of Techra Networks LLC, a technology-oriented consulting firm. From August 1984 to January 2002, Mr. Tebbe founded and served as Chairman of Lante Corporation, a technology consulting firm. Besides several non-profit and civic organizations, Mr. Tebbe is a board member of SBI Group, Elexos Corp. and Selective Search. Mr. Tebbe is a former director of Octus Inc. and Accent Software International Ltd. Mr. Tebbe graduated with a B.S. in Computer Science from the University of Illinois at Urbana/Champaign.

Lawrence S. Kramer has served as a director since May 2005. He currently serves as a member of our Financing Committee and of our Nominating / Corporate Governance Committee. Since April 2005, Mr. Kramer serves as President of CBS Digital Media, overseeing content and sales of the network's disparate Web properties, including CBS.com, CBSNews.com, SportsLine.com and UPN.com. Formerly, Mr. Kramer was the founder, Chairman and CEO of MarketWatch, Inc., acquired in 2005 by Dow Jones & Company. He has served on the Board of Directors of MarketWatch since the company was founded in 1997 and served as its Chairman of the Board between 1999 and March 2005. Prior to this, between 1994 and 1997, Mr. Kramer served as Vice President of News, Sports and Marketing at Data Broadcasting Corporation. At DBC he created a Sports and News Division, including DBC News, the predecessor company to MarketWatch, Inc. From 1991 to 1994, Mr. Kramer held the position of founder, President & Executive Editor of DataSport Inc. Prior to founding DataSport he spent more than 20 years in journalism as a reporter and editor. During his distinguished career in the newspaper business, he has won a National Press Club Award, Gerald E. Loeb Award and Associated Press Awards for reporting. A past Guest Lecturer at the Harvard Business School for 10 years, Mr. Kramer holds an MBA degree from Harvard and a Bachelor of Science degree in Journalism and Political Science from Syracuse University.

Independence of Directors

Our board of directors has determined that all of the Company’s directors, except Robert S. Rosenschein, are currently “independent” in accordance with the applicable listing standards of the NASDAQ Stock Market as currently in effect.

Meetings of the Board of Directors and its Committees

During the year ended December 31, 2005, the Company’s board of directors held eight meetings. The board of directors has an Audit Committee, a Compensation Committee, a Nominations / Corporate Governance Committee and a Financing Committee. During the year ended December 31, 2005, each committee held the following number of meetings:

•	Audit Committee - six meetings

•	Compensation Committee - three meetings

•	Nominations / Corporate Governance Committee - three meetings

•	Financing Committee - two meetings

During the year ended December 31, 2005, no director attended fewer than 75% of the aggregate of the total number of meetings of the Company’s board of directors (held during the period for which he was a director) and the total number of meetings held by all committees of the Company’s board of directors on which he served (held during the period that he served).

Corporate Governance and Board Committees

Code of Ethics.

Our board of directors has adopted a Code of Ethics and Business Conduct (the “Code”) that outlines the principles of legal and ethical business conduct under which the Company does business. The Code, which is applicable to all directors, employees and officers of the Company, is available at the Company’s Website at www.answers.com. Any substantive amendment or waiver of the Code may be made only by the Company’s board of directors or a committee of the board, and will be promptly disclosed to the Company’s stockholders on our website. In addition, disclosure of any waiver of the Code will also be made by the filing of a Current Report on Form 8-K with the SEC.

Audit Committee.

The Company’s board of directors has also adopted a written charter for each of the Audit Committee, Compensation Committee and Nominations and Governance Committee. Each charter is available on the Company’s Website.

The Audit Committee was established in May 2004 and serves at the pleasure of the Company’s board of directors. The Audit Committee monitors the integrity of the Company’s financial statements, reviews the qualifications and independence of the Company’s auditors, monitors the performance of the Company’s internal audit function and independent registered public accounting firm, and ensures compliance of all applicable legal and regulatory requirements. The Audit Committee has the sole authority to appoint or replace the independent registered public accounting firm and is directly responsible for the compensation and oversight of the work of the independent registered public accounting firm. The Audit Committee also pre-approves all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for the Company by its independent registered public accounting firm.

The members of the Audit Committee during the year ended December 31, 2005 were Messrs. Yehuda Sternlicht, Mark A. Tebbe and Edward G. Sim. The Company’s board of directors has determined that each member of the Audit Committee currently meets the independence criteria set forth in the applicable rules of the NASDAQ Stock Market and the SEC for audit committee membership. The board has also determined that all members of the Audit Committee possess the level of financial literacy required by applicable NASDAQ Stock Market and SEC rules. The Company’s board of directors has determined that Mr. Sternlicht is qualified as an “audit committee financial expert” as defined by the SEC. For additional information about the Audit Committee, see “Report of the Audit Committee” below.

Compensation Committee.

The Compensation Committee was established in May 2004 and serves at the pleasure of the Company’s board of directors. The Compensation Committee reviews and approves the Company’s salary and benefits policies, including compensation of the Chief Executive Officer or any severance or similar termination payments to be made to current or former executive officers or members of senior management. It is also within the charter of the Compensation Committee to administer our incentive compensation plans and equity-based compensation plans, and recommend and approve grants of stock options under such plans. The members of the Compensation Committee between January 1, 2005 and July 13, 2005 were Messrs. Mark A. Tebbe, Edward G. Sim and former director, Michael Eisenberg and between July 14, 2005 and December 31, 2005, Messrs. Edward G. Sim, Mark A. Tebbe and Jerry Colonna. As of July 14, 2005, Mr. Sim serves as the chairman of the Compensation Committee. The Company’s board of directors has determined that each of the directors who comprise the Compensation Committee is currently independent for purposes of the applicable NASDAQ Stock Market rules.

Nominations / Corporate Governance Committee.

The Nominations / Corporate Governance Committee was established in May 2004, and serves at the pleasure of the Company’s board of directors. The purpose of the Nominations / Corporate Governance Committee is to identify individuals believed to be qualified to become board members and to recommend that the board of directors select the director nominees to stand for election at the annual meeting of stockholders or, if applicable, at a special meeting of stockholders. It is also within the charter of the Nominations / Corporate Governance Committee to develop and recommend to the board of directors a set of corporate governance principles applicable to the Company, standards to be applied in making determinations as to the absence of material relationships between the Company and a director and to oversee the selection and composition of committees of the board of directors and, as applicable, oversee management continuity planning processes. The members of the Nominations / Corporate Governance Committee between January 1, 2005 and July 13, 2005 were Messrs. Mark A. Tebbe, Edward G. Sim and Jerry Colonna and between July 14, 2005 and December 31, 2005, Messrs. Jerry Colonna, Mark Segall and Lawrence S. Kramer. As of July 14, 2005, Mr. Colonna serves as the chairman of the Nominations / Corporate Governance Committee. The Company’s board of directors has determined that each of the directors who comprise the Nominations / Corporate Governance Committee is currently independent for purposes of the applicable NASDAQ Stock Market rules.

Financing Committee.

The Financing Committee was established in July 2005, and serves at the pleasure of the Company’s board of directors. The purpose of the Financing Committee is to review and discuss with management financing opportunities that the Company may consider from time to time, to evaluate the business merits of any potential mergers and acquisitions and to provide the board of directors with a recommendation as to the terms and conditions of any potential extraordinary transactions, in consultation with the management team, legal advisors and financial consultants of the Company. The members of the Financing Committee during the year ended December 31, 2005 were Messrs. Mark B. Segall, Yehuda Sternlicht and Lawrence S. Kramer. Mr. Segall serves as the Chairman of the Financing Committee.

Director Nominations

The Nominations / Corporate Governance Committee is responsible for, among other things, the selection, or the recommendation to the Company’s board of directors for selection, of nominees for election as directors. The Nominations / Corporate Governance Committee shall make director nominations as a committee or make recommendations to the board with respect to director nominations. Towards the end the Company’s 2005 fiscal year, the Nominations / Corporate Governance Committee recommended that the board of directors adopt, and the board of directors subsequently adopted, Procedures for the Recommendation by Stockholders of Director Candidates (“Nomination Procedures”). The Nomination Procedures are attached to this proxy statement as Annex A. Under the Nomination Procedures, the Nominations / Corporate Governance Committee will only consider nominations properly submitted by stockholders in accordance the rules stated therein.

If the Nominations / Corporate Governance Committee believes that the Company’s board of directors requires additional candidates for nomination, it may engage, as appropriate, a third party search firm to assist in identifying qualified candidates. The process may also include interviews and all necessary and appropriate inquiries into the background and qualifications of possible candidates.

Director Compensation

Until July 31, 2005, non-employee directors received an annual fee of $15,000, plus $500 for attendance at each meeting of our board of directors and reimbursement for reasonable travel expenses. In addition to such base fees, members of the board’s Audit Committee were paid an annual fee of $5,000 plus reimbursement for reasonable travel expenses, and the chairman of the Audit Committee was paid an annual fee of $10,000 plus reimbursement for reasonable travel expenses.

Commencing August 1, 2005, non-employee directors receive an annual base fee of $20,000 and reimbursement for reasonable travel expenses, with no additional fee rendered for attendance at board meetings. In addition to their base fees, directors receive annual fees for membership on our committees, pursuant to the fee schedule set forth below:

	Director fee base $	Audit membership $	Compensation membership $	Governance membership $	Financing membership $	Audit Chair $	Other Chair $	Total $

Mr. Colonna	20,000	—	2,500	2,500	—	—	2,500	27,500
Mr. Kramer	20,000	—	—	2,500	2,500	—	—	25,000
Mr. Segall	20,000	—	—	2,500	2,500	—	2,500	27,500
Mr. Sim	20,000	5,000	2,500	—	—	—	2,500	30,000
Mr. Sternlicht	20,000	5,000	—	—	2,500	7,500	—	35,000
Mr. Tebbe	20,000	5,000	2,500	—		—	—	27,500
Total	120,000	15,000	7,500	7,500	7,500	7,500	7,500	172,500

Communications by Stockholders with Directors

The Company encourages stockholder communications with the Company’s board of directors and/or individual directors. Stockholders who wish to communicate with Company directors should send their communications to the care of Steven Steinberg, Chief Financial Officer and Secretary, Answers Corporation, at Jerusalem Technology Park, Building 98, Jerusalem 91481 Israel; Fax: +972 2 649-5001, or at 237 West 35th Street, Suite 1001, New York, New York 10001; Fax: 646-502-4778. Communications regarding financial or accounting policies should be sent to the attention of the Chairman of the Audit Committee. Mr. Steinberg will maintain a log of such communications and will transmit as soon as practicable such communications to the Chairman of the Audit Committee or to the identified individual director(s), although communications that are abusive, in bad taste or that present safety or security concerns may be handled differently, as determined by Mr. Steinberg.

Director Attendance at Annual Meetings

The Company will make every effort to schedule its annual meeting of stockholders at a time and date to accommodate attendance by directors taking into account the directors’ schedules. All directors are encouraged to attend the Company’s annual meeting of stockholders. The Company does not have a formal policy regarding director attendance at our stockholder annual meetings, and three of our seven directors attended the 2005 Annual Meeting of Stockholders.

Vote Required and Recommendation of the Company’s Board of Directors

The terms of two of the Company’s incumbent Class II directors will expire on the date of the upcoming annual meeting. Accordingly, two persons are to be elected to serve as Class II directors of our board of directors at the annual meeting. Management’s nominees for election by the Company’s stockholders to those two positions are Edward G. Sim and Jerry Colonna. Please see “Director Nominees” above for information concerning each of the nominees.

If a quorum is present at the annual meeting, the two nominees for Class II directors receiving the highest number of votes cast “FOR” will be elected as directors, each to serve until the Company’s 2009 annual meeting of stockholders or until their respective successors are elected and qualified. Abstentions and broker non-votes will have no effect on the outcome of the election of directors.

The Company’s board of directors unanimously recommends that you vote “FOR” the election of each of the nominees named above.

PROPOSAL 2

THE PROPOSED AMENDMENT TO THE COMPANY’S

2005 INCENTIVE COMPENSATION PLAN

Background

At the Company’s previous annual meeting of stockholders held on July 12, 2005, Company stockholders approved the adoption of the Answers Corporation 2005 Incentive Compensation Plan, which we refer to as the 2005 Plan. The terms of the 2005 Plan provide for grants of stock options, stock appreciation rights or SARs, restricted stock, deferred stock, other stock-related awards and performance awards that may be settled in cash, stock or other property.

The main purpose of the 2005 Plan is to provide a means for the Company and its subsidiaries, which we refer to as Related Entities, to attract key personnel to provide services to the Company and the Related Entities, as well as, to provide a means whereby those key persons can acquire and maintain stock ownership, thereby strengthening their commitment to the welfare of the Company and promoting the mutuality of interests between participants and the Company’s stockholders. A further purpose of the 2005 Plan is to provide participants with additional incentive and reward opportunities designed to enhance the profitable growth of the Company and its Related Entities, and provide participants with annual and long term performance incentives to expend their maximum efforts in the creation of stockholder value. The persons eligible to receive awards under the 2005 Plan are the officers, directors, employees, consultants and other persons who provide services to the Company and the Related Entities.

The total number of shares of the Company’s common stock reserved and available for delivery under the 2005 Plan is currently 850,000. The effective date of the 2005 Plan was July 18, 2005. As of May 1, 2006, 462,300 stock options have been granted under the 2005 Plan.

Proposal

Stockholders are hereby requested to approve an amendment to the 2005 Plan to add an additional 250,000 shares to the number of shares of Common Stock issuable under the 2005 Plan.

The purpose of the amendment is to ensure that the Company will have a sufficient reserve of common stock available under the 2005 Plan to provide eligible employees and potential future hires of the Company and Related Entities with the opportunity to purchase shares of Common Stock. The Board of Directors believes that the number of shares currently available for issuance under the 2005 Plan is insufficient to continue providing our employees and future hires with the opportunity to acquire a proprietary interest in the Company and thereby attract, motivate, and retain the best available talent suitable for our success.

Vote Required and Recommendation of the Company’s Board of Directors

The affirmative vote of holders of shares representing a majority of the shares of the Company’s common stock represented in person or by properly executed proxy and entitled to vote at the annual meeting is required to approve the amendment to the 2005 Plan. Because such amendment is considered a non-routine proposal under applicable NASDAQ Stock Market rules, a brokerage firm or bank will not be permitted to vote your shares with respect to this proposal unless you provide instructions as to how to vote your shares. If an executed proxy card is returned by a broker or bank holding shares which indicates that the broker or bank has not received voting instructions regarding this proposal, your shares will be considered present at the annual meeting for purposes of determining the presence of a quorum, but will not be considered entitled to vote on this proposal. Abstentions will be counted as present for purposes of determining if a quorum is present, but will have the effect of votes against this proposal.

The Company’s board of directors unanimously recommends a vote “FOR” Proposal No. 2.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT OF THE COMPANY

The table and accompanying footnotes set forth certain information as of May 1, 2006 with respect to the ownership of our common stock by:

•	each person or group who is known to us to beneficially own more than 5% of our outstanding common stock;

•	each of our directors;

•	our chief executive officer and other executive officers whose total compensation exceeded $100,000 during the year ended December 31, 2005; and

•	all of our directors and executive officers as a group.

A person is deemed to be the beneficial owner of securities that can be acquired within 60 days from the Record Date, as a result of the exercise of options and warrants or the conversion of convertible securities. Accordingly, common stock issuable upon exercise of options and warrants that are currently exercisable or exercisable within 60 days of the Record Date have been included in the table with respect to the beneficial ownership of the person or entity owning the options and warrants, but not with respect to any other persons or entities.

Applicable percentage of ownership for each holder is based on 7,728,174 shares of common stock outstanding on the Record Date, plus any presently exercisable stock options and warrants held by each such holder, and options, warrants and bridge notes held by each such holder that will become exercisable or convertible within 60 days after the Record Date. Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them.

Name and Address of Beneficial Owner (1)	Shares Beneficially Owned		Percentage of Common Stock
Executive Officers and Directors:

Robert S. Rosenschein c/o Answers Corporation, Jerusalem Technology Park, The Tower, Jerusalem 91481 Israel	467,646	(2)	6.1
Steven Steinberg c/o Answers Corporation, Jerusalem Technology Park, The Tower, Jerusalem 91481 Israel	56,904	(3)	*
Jeff Schneiderman c/o Answers Corporation, Jerusalem Technology Park, The Tower, Jerusalem 91481 Israel	71,179	(4)	*
Jeffrey S. Cutler	62,500	(5)	*
Bruce D. Smith	5,000	(6)	*
Jerry Colonna	14,350	(7)	*
Lawrence S. Kramer	7,772	(8)	*
Mark B. Segall	10,762	(9)	*
Edward G. Sim	18,238	(10)	*
Yehuda Sternlicht	14,350	(7)	*
Mark A. Tebbe	42,660	(11)	*

All directors and executive officers
As a group (11 individuals):	771,361		10.0

5% or greater stockholders:

Brainboost Partnership c/o Assaf Rozenblatt 60 West 68th Street, Apt. 10G, New York, NY 10023	439,000	(12)	5.7
Trellus Management Company, LLC 350 Madison Avenue, 9th Floor New York, New York 10017	475,000	(13)	6.2

(1)	Unless otherwise indicated, the business address of each of the following is c/o Answers Corporation, 237 West 35th Street, Suite 1101, New York, NY 10001.

(2)	Consists of 321,460 shares of common stock and 146,186 shares of common stock issuable upon exercise of options.

(3)	Consists of 56,904 shares of common stock issuable upon exercise of options.

(4)	Consists of 71,179 shares of common stock issuable upon exercise of options.

(5)	Consists of 62,500 shares of common stock issuable upon exercise of options.

(6)	Includes 5,000 shares of common stock.

(7)	Consists of 14,350 shares of common stock issuable upon exercise of options.

(8)	Consists of 7,772 shares of common stock issuable upon exercise of options.

(9)	Consists of 10,762 shares of common stock issuable upon exercise of options.

10)	Consists of 916 shares of common stock and 17,322 shares of common stock issuable upon exercise of options.

11)	Consists of 21,721 shares of common stock and 20,939 shares of common stock issuable upon exercise of options.

12)	Based on information included on Form 13-G filed with the SEC on December 23, 2005.

13)	Based on information included on Form 13-G filed with the SEC on February 15, 2006

*	less than 1%

EXECUTIVE OFFICERS

Set forth below are the names, ages and descriptions of the backgrounds, as of May 1, 2006, of each of the current executive officers of the Company.

Name	Age	Position
Robert S. Rosenschein	52	Chief Executive Officer, President and Chairman of the Board
Steven Steinberg	45	Chief Financial Officer and Secretary
Jeff Schneiderman	42	Chief Technical Officer
Jeffrey S. Cutler	43	Chief Revenue Officer
Bruce D. Smith	45	Vice-President, Investor Relations and Strategic Development

Robert S. Rosenschein has been Chairman of our board and President since he founded Answers Corporation in December 1998. From December 1998 to April 2000 and since May 2001, Mr. Rosenschein has served as our Chief Executive Officer. From May 2000 to April 2001, Mr. Rosenschein served as our Chairman. From 1988 to 1997, Mr. Rosenschein was Chief Executive Officer of Accent Software International Ltd. (formerly Kivun), a company that developed multi-lingual software tools, and from 1997 to 1998, Mr. Rosenschein was Chief Technical Officer of Accent Software International Ltd. Mr. Rosenschein graduated with a B.Sc. in Computer Science from the Massachusetts Institute of Technology and received the Prime Minister of Israel’s Award for Software Achievement in 1997.

Steven Steinberg joined Answers Corporation in December 2002 as Vice President of Finance and became our Chief Financial Officer and Secretary in January 2004. From January 2001 to November 2002, he was Vice President of Finance at Percite Information Technologies, Ltd., a supply-chain software company. From November 1998 to December 2000, Mr. Steinberg was Controller of Albar Financial Services Ltd., an automobile finance and leasing company. Previously, he was the Chief Financial Officer of the New York Operations of Health Partners, Inc., and worked for ten years at the New York offices of the accounting firm Coopers and Lybrand where he was an audit manager. Mr. Steinberg graduated with a B.B.A. from Florida International University.

Jeff Schneiderman has been our Chief Technical Officer since March 2003. From January 1999 until February 2003, Mr. Schneiderman was our Vice President of Research and Development. From November 1991 to November 1998, Mr. Schneiderman was employed at Accent Software International Ltd., where he served as Vice President of Engineering from October 1996 to March 1998 and as Vice President of Product Development from March 1998 to November 1998. Mr. Schneiderman also has held development positions at AT&T Bell Labs and the Whitewater Group. Mr. Schneiderman graduated with a B.S. in Computer Science from the University of Illinois at Urbana/Champaign and a M.S. in Computer Science from Illinois Institute of Technology.

Jeffrey S. Cutler has been our Chief Revenue Officer since March 15, 2005. From July 2003 to March 2005 he served as General Manager of the Software Information and Industry Association’s Content Division. Prior to that, between October 2001 and January 2003, Mr. Cutler served as President and Chief Executive Officer for Inlumen, Inc. From April 1999 to October 2001 Mr. Cutler was Senior Vice President, General Manager and Chief Operating Officer of Office.com, a leading online business service co-owned by Winstar Communications and CBS/Viacom, where he also served as Vice President Business Development between March 1998 and April 1999. Prior to that, between March 1997 and March 1998 he was Vice President of Sales and Marketing for Winstar Telebase, a leading channel for premium business content. Between September 1996 and March 1997, he served as Director of Sales for N2K Telebase, prior to its acquisition by Winstar. Mr. Cutler also spent two years as Director of Trading Services at Thomson Financial Services' CDA/Spectrum between December 1994 and August 1996, and worked at CompuServe from March 1986 to July 1994, managing the distribution of information, network and email/intranet services to the financial services industry. Mr. Cutler graduated with a BA in Computer Science and Finance from Rutgers College, Rutgers University in May 1985.

Bruce D. Smith has been our Vice President of Investor Relations and Strategic Development since July 2005. From 1999 to July 2005, Mr. Smith was a Managing Director of Archery Capital, a New York based investment firm. Between June 1998 and July 1999, Mr. Smith was the Senior Internet Analyst at Jefferies & Company, where he was responsible for coverage of the industry as well as individual companies. He also maintained coverage of the Internet industry at Merrill Lynch & Co prior to Jefferies. In addition, Mr. Smith was a Senior Technology Analyst at Morgan Stanley Asset Management (a division of Morgan Stanley & Co.). Mr. Smith has a Bachelor of Business Administration (BBA), Magna Cum Laude, from Bernard M. Baruch College of the City University of New York. He is a Chartered Financial Analyst (CFA) and member of the New York Society of Security Analysts.

EXECUTIVE COMPENSATION AND RELATED MATTERS

Executive Compensation

The table below summarizes the compensation earned for services rendered to us in all capacities for the fiscal year ended December 31, 2005 by our Chief Executive Officer and any other officer whose 2005 compensation exceeded $100,000. No other individuals employed by us received a salary and bonus in excess of $100,000 during 2005.

		Annual		Long-term
		Compensation		Compensation

				Awards	Payouts
				Securities		All Other
				Underlying	LTIP	Salaried
Name and Principal	Fiscal	Salary	Bonus	Options/	Payouts	Compensation(1)
Position	Year	($)	($)	SARs (#)	($)	($)
Robert Rosenschein	2005	189,924	—	—	—	58,442	(1)
Chief Executive Officer,
President and Chairman
of the Board

Steven Steinberg	2005	125,317	—	—	—	26,958	(1)
Chief Financial Officer

Jeff Schneiderman	2005	107,342	—	—	—	25,568	(1)
Chief Technical Officer

Jeffrey S. Cutler (2)	2005	178,990	30,000	—	—	26,370	(4)
Chief Revenue Officer

Bruce D. Smith (3)	2005	74,936	—	—	—	14,760	(4)
VP Investor Relations and Strategic Development

(1)
Includes payments made for the Israeli equivalent of social security, pension and disability insurance premiums, payments made in lieu of statutory severance, payments to continuing education plans, payouts for accrued unused vacation and company vehicle benefits.

(2)	Commenced employment on March 15, 2005.
(3)	Commenced employment on July 27, 2005.
(4)	Includes payments made for health benefits, 401(k) Plan contributions, employee-related taxes and other benefits.

Our named officers routinely receive other benefits from us that are customary to similarly situated companies. We have concluded, after reasonable inquiry, that the aggregate amount of these benefits in each of the years indicated did not exceed the lesser of $50,000 or 10% of the compensation of any named officer.

Options Granted in Fiscal Year 2005

We provide for direct grants or sales of common stock, and common stock options to employees and non-employees through stock option plans. Unless specifically approved by the board of directors in special cases, the exercise price of an employee incentive stock option shall not be less than 100% of the fair market value of a share on the date of grant. The exercise price of a nonstatutory stock option shall not be less than 85% of the fair market value of a share on the date of grant. Our stock options generally vest over four years with 25% vesting after the first year and the remaining 75% vesting in equal monthly amounts over the following thirty-six month period. Stock options under all plans, with the exclusion of our 2005 Incentive Compensation Plan, have a term of ten years. Stock options granted pursuant to our 2005 Incentive Compensation Plan have a term of six years.

We granted a total of 545,650 stock options to employees and 20,000 stock options to non-employees, during the fiscal year ended December 31, 2005, of which 11,944 were cancelled. The following table sets forth the number of stock options granted to the named executive officers in fiscal year 2005.

Name	Number of Shares Underlying Options Granted	Date of Option Grant	% of Total Options Granted to Employees in Fiscal Year	Exercise Price	Expiration Date
Jeffrey S. Cutler	200,000	3/15/2005	36.7%	$20.35	3/15/2015
Bruce D. Smith	75,000	7/27/2005	13.7%	$15.35	7/27/2015

2005 Fiscal Year End Option Values

The following table sets forth the value of unexercised “in-the-money” options held that represents the positive difference between the exercise price and the market price of $11.48 at December 31, 2005. No named executive officer exercised any options during 2005.

	Number of Securities Underlying Unexercised in-the-money Options	Value of in-the-money
Name	Exercisable/ Unexercisable	Options Exercisable/ Unexercisable
Robert Rosenschein	115,941 / 126,023	$743,831 / 808,513
Jeff Schneiderman	59,630 / 16,681	$563,018 / 103,923
Steven Steinberg	38,360 / 35,779	$356,028 / 278,732

Employment Contracts and Termination of Employment and Change-In-Control Arrangements

Mr. Rosenschein is employed as our President and Chief Executive Officer pursuant to a five-year employment agreement that commenced on January 1, 2002 and was amended and restated as of January 8, 2004. Mr. Rosenschein’s annual base salary was set at $198,000 during 2005 and adjusted to $217,000 as of January 1, 2006, in accordance with his amended employment agreement. According to his amended agreement, Mr. Rosenschein’s annual base salary is subject to a 10% annual increase and an annual bonus to be determined at the discretion of our board of directors. If we terminate Mr. Rosenschein for any reason other than cause, we are required to pay him a lump sum of $150,000 regardless of how much time remains in the term of his employment agreement less the severance pay portion of his Manager’s Insurance Policy (the “Policy”). If the Policy is greater than $150,000, then Mr. Rosenschein will be entitled to the entire amount payable under the Policy. At the time Mr. Rosenschein’s employment agreement was amended and restated, 241,964 options were granted to Mr. Rosenschein under the 2003 Stock Option Plan. In the event of a change in control, we will accelerate the vesting of 50% of any options granted to Mr. Rosenschein that have not vested as of the effective date of the change of control. If, within twelve (12) months after such change in control, Mr. Rosenschein is terminated without cause, any unvested options that were granted to Mr. Rosenschein will vest immediately upon the effective date of the termination. Mr. Rosenschein has agreed to refrain from competing with us for a period of two (2) years following the termination of his employment.

Mr. Steinberg is employed as our Chief Financial Officer pursuant to an employment agreement that commenced on April 1, 2004. Mr. Steinberg’s annual base salary was set at $130,800 between January 1, 2005 and mid-September 2005, and adjusted to $140,000 commencing September 20, 2005. Mr. Steinberg or we may terminate the employment agreement by providing three months written notice. If we terminate Mr. Steinberg without cause, we shall extend the period during which Mr. Steinberg may exercise his options granted after the date of his employment agreement by one (1) year from the effective date of Mr. Steinberg’s termination. In the event of a change in control, we will accelerate the vesting of 50% of any options granted to Mr. Steinberg that have not vested as of the effective date of the change of control. If, within twelve (12) months after such change in control, Mr. Steinberg is terminated without cause, Mr. Steinberg is entitled to four (4) months written notice and any unvested options that were granted to Mr. Steinberg will vest immediately upon the effective date of the termination. Mr. Steinberg has agreed to refrain from competing with us for a period of twelve (12) months following the termination of his employment.

Mr. Schneiderman is employed as our Chief Technical Officer pursuant to an employment agreement that commenced on April 1, 2004. Mr. Schneiderman’s annual base salary was set at $117,480 between January 1, 2005 and mid-September 2005, and adjusted to $140,000 commencing September 20, 2005. Mr. Schneiderman or we may terminate the employment agreement by providing three months written notice. If we terminate Mr. Schneiderman without cause, we shall extend the period during which Mr. Schneiderman may exercise his options granted after the date of his employment agreement by one (1) year from the effective date of Mr. Schneiderman’s termination. In the event of a change in control, we will accelerate the vesting of 50% of any options granted to Mr. Schneiderman subsequent to his employment agreement that have not vested as of the effective date of the change of control. If, within twelve (12) months after such change in control, Mr. Schneiderman is terminated without cause, Mr. Schneiderman is entitled to four (4) months written notice and any unvested options that were granted to Mr. Schneiderman subsequent to the date of his employment agreement will vest immediately upon the effective date of the termination. Mr. Schneiderman has agreed to refrain from competing with us for a period of twelve (12) months following the termination of his employment.

Mr. Cutler is employed as our Chief Revenue Officer pursuant to an employment agreement that commenced on March 15, 2005. The agreement provides for a base annual salary of $225,000. Mr. Cutler or we may terminate the employment agreement by providing thirty days written notice. If we terminate Mr. Cutler without cause, or if Mr. Cutler resigns for certain “good reasons” enumerated in the employment agreement, we shall extend the period during which Mr. Cutler may exercise his options granted after the date of his employment agreement by one year from the effective date of Mr. Cutler’s termination and pay to Mr. Cutler a lump-sum cash payment equal to between six (6) and twelve (12) months of his base salary, depending upon his length of service at the time of such termination. In the event of a change in control, we will accelerate the vesting of 50% of any options granted to Mr. Cutler subsequent to his employment agreement that have not vested as of the effective date of the change of control. If the Company terminates Mr. Cutler’s employment without Cause (or if Mr. Cutler resigns for certain “good reasons” enumerated in the employment agreement) at any time during the twelve (12) months subsequent to a change of control, then, 100% of any options granted to Mr. Cutler that have not vested will immediately vest and the Company will pay to Mr. Cutler a lump-sum cash payment equal to his annual base salary at the time of the change in control. If upon a change of control the market closing price of the Company’s common stock is less than 120% of the Company’s market closing price on the employment commencement date, then Mr. Cutler shall have the option to forfeit 200,000 of his options and he shall receive a stock award of 50,000 shares of the Company’s common stock. Mr. Cutler may be eligible to a bonus of up to 75% of his base annual salary, contingent upon meeting certain performance goals. Mr. Cutler has agreed to refrain from competing with us following the termination of his employment for a period of between six (6) to twelve (12) months, depending on certain conditions enumerated in the employment agreement.

Mr. Smith is employed as our Vice President - Investor Relations and Strategic Development pursuant to an employment agreement that commenced on July 27, 2005. The agreement provides for a base annual salary of $175,000. Mr. Smith or we may terminate the employment agreement by providing three (3) months written notice. In the event of a change in control, we will accelerate the vesting of 50% of any options granted to Mr. Smith subsequent to his employment agreement that have not vested as of the effective date of the change of control. If the Company terminates Mr. Smith’s employment without Cause at any time during the twelve (12) months subsequent to a change of control, then, Mr. Smith will be entitled to three (3) months written notice and 100% of any options granted to Mr. Smith that have not vested will immediately vest. Mr. Smith has agreed to refrain from competing with us following the termination of his employment for a period of twelve (12) months.

Compensation of Directors

Non-employee directors receive annual fees as set forth under the section captioned “Director Compensation” on page 11 above.

In January 2005, the Company’s board of directors authorized all future initial grants of stock options to new directors to be fixed at 28,700 and set the recurring annual grant to directors at 7,175.

Director and Officer Liability

The Company’s Amended and Restated Certificate of Incorporation provides that all directors, officers, employees and agents of the Company shall be entitled to be indemnified by the Company to the fullest extent permitted by Section 145 of the Delaware General Corporation Law. The Company’s Amended and Restated Certificate of Incorporation includes a provision eliminating the personal liability of directors and officers to the Company for damages to the maximum extent permitted by Delaware law, including exculpation for acts or omissions in violation of directors' fiduciary duties of care.

Compensation Committee Interlocks and Insider Participation in Compensation Decisions

The members of the Compensation Committee between January 1, 2005 and July 13, 2005 were Messrs. Mark A. Tebbe, Edward G. Sim and former director, Mr. Michael Eisenberg and between July 14, 2005 and December 31, 2005, Messrs. Edward G. Sim, Mark A. Tebbe and Jerry Colonna. During 2005, none of our executive officers served as a director or member of a compensation committee (or other committee serving an equivalent function) of any other entity, whose executive officers served as a director or member of our Compensation Committee.

Certain Relationships and Related Transactions

Except as detailed immediately below, there have been no transactions during the last two years, or proposed transactions, to which we were or will be a party, in which any director, executive officer, beneficial owner of more than 5% of our common stock or any member of the immediate family (including spouse, parents, children, siblings and in-laws) of any of these persons, had or is to have a direct or indirect material interest.

In May 2005, we entered into an agreement with Shopping.com, Inc. (“Shopping.com”) pursuant to which we obtain e-commerce information from the Shopping.com database in order to make such information available to Answers.com end-users. In a unanimous written consent of the disinterested members of our board of directors dated May 2, 2005, approving this agreement, the board acknowledged that Mr. Michael Eisenberg, at the time a director of Answers Corporation, also serves on the board of directors of Shopping.com, and as such was deemed to be an interested director with respect to the subject matter of the Shopping.com agreement. Mr. Eisenberg had no pecuniary interest in the Shopping.com agreement, and did not take part in approving said transaction.

Any future transactions with officers, directors or 5% stockholders will be on terms no less favorable to us than could be obtained from independent parties. Any affiliated transactions must be approved by a majority of our independent and disinterested directors who have access to our counsel or independent legal counsel at our expense.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors, officers and persons who own more than 10% of our outstanding common stock to file with the SEC initial reports of ownership and changes in ownership of our common stock. Such individuals are also required to furnish us with copies of all such ownership reports they file.

Based solely on information furnished to us and contained in reports filed with the SEC, as well as any written representations that no other reports were required, the Company believes that during 2005, all Securities and Exchange Commission filings of its directors and executive officers complied with the requirements of Section 16 of the Securities Exchange Act.

Equity Compensation Plan Information

The following table sets forth certain information at December 31, 2005 with respect to our equity compensation plans that provide for the issuance of options, warrants or rights to purchase our securities.

	No. of Securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	No. of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans
approved by security holders	1,393,870	$9.14	807,252
Equity compensation plans not
approved by security holders	1,193,414	$15.79	—
Total	2,587,284		807,252

REPORT OF THE COMPENSATION COMMITTEE
ON EXECUTIVE COMPENSATION

Compensation Philosophy

Answers Corporation strives to apply a uniform philosophy regarding compensation for all of its employees, including the members of its senior management. This philosophy is based upon the premise that the achievements of the Company result from the combined and coordinated efforts of all employees working toward common goals and objectives in a competitive, evolving market place.

The goals of the Company’s compensation program are to align remuneration with business objectives and performance, and to enable the Company to retain and competitively reward executive officers who contribute to the long-term success of Answers. The Company attempts to pay its executive officers competitively in order that it will be able to retain the most capable people in the industry. In making executive compensation decisions, the Compensation Committee considered achievement of certain criteria, some of which relate to the Company’s performance and others of which relate to the performance of the individual employee. Awards to executive officers are based on achievement of company and individual performance criteria.

The Compensation Committee will evaluate the Company’s compensation policies on an ongoing basis to determine whether they enable the Company to attract, retain and motivate key personnel. To meet these objectives, the Compensation Committee may from time to time increase salaries, award additional stock options or provide other short and long-term incentive compensation to executive officers.

Forms of Compensation

We provide our executive officers with a compensation package consisting of base salary and participation in benefit plans generally available to other employees. In setting total compensation, the Compensation Committee considers individual and company performance, as well as market information regarding compensation paid by other companies in our industry.

Base Salary. Salaries for our executive officers are initially set based on negotiation with individual executive officers at the time of recruitment and with reference to salaries for comparable positions in the industry for individuals of similar education and background to the executive officers being recruited. We also consider the individual’s experience, reputation in his or her industry and expected contributions to the Company.

Bonuses. A component of each officer’s potential annual compensation may take the form of a performance-based bonus. Bonus payments to officers other than the Chief Executive Officer are determined by the Compensation Committee, in consultation with the Chief Executive Officer, based on the Company’s financial performance and the achievement of the officer’s individual performance objectives. The Chief Executive Officer’s bonus is determined by the Compensation Committee, without participation by the Chief Executive Officer, based on the same factors.

Long-Term Incentives. Longer-term incentives are provided through stock options, which reward executives and other employees through the growth in value of our stock. The Compensation Committee believes that employee equity ownership provides a major incentive for employees to build stockholder value and serves to align the interests of employees with those of the Company’s stockholders. Grants of stock options to executive officers are based upon each officer’s relative position, responsibilities and contributions to Answers, with primary weight given to the executive officers’ relative rank and responsibilities. Initial stock option grants designed to recruit an executive officer to join Answers may be based on negotiations with the officer and with reference to historical option grants to existing officers. Stock options are generally granted at an exercise price equal to the market price of our common stock on the date of grant and will provide value to the executive officers only when the price of our common stock increases over the exercise price.

Employment and Severance Agreements. The Company has entered into employment agreements with its executive officers and certain key employees. Except for Robert S. Rosenschein, our Chief Executive Officer, our employment agreements with our officers and key employees are terminable by either party upon 30-90 days notice. The employment agreements of Messrs. Rosenschein and Cutler provide for a severance payment in the event the Company terminates their employment without cause, and in the case of Mr. Cutler’s, should Mr. Cutler leave with ‘good reason’ as defined in his employment agreement.

Compliance with Internal Revenue Code Section 162(m). Section 162(m) of the Internal Revenue Code of 1986, as amended, restricts deductibility of executive compensation paid to our Chief Executive Officer and each of the four other most highly compensated executive officers holding office at the end of any year to the extent such compensation exceeds $1,000,000 for any of such officers in any year and does not qualify for an exception under Section 162(m) or related regulations. The Compensation Committee’s policy is to qualify its executive compensation for deductibility under applicable tax laws to the extent practicable. Income related to stock options granted under the Company’s 1999 Stock Option Plan, the 2000 Stock Plan, the 2003 Stock Plan, the 2004 Stock Plan and the 2005 Incentive Compensation Plan generally qualify for an exemption from these restrictions imposed by Section 162(m). In the future, the Compensation Committee will continue to evaluate the advisability of qualifying its executive compensation for full deductibility.

2005 Compensation

Compensation for the individuals who served as Chief Executive Officer of the Company and other executive officers for fiscal 2005 was set according to the established compensation policy described above.

Robert S. Rosenschein serves as the Company’s Chief Executive Officer, President and Chairman of the Board. In the fiscal year ended December 31, 2005, Mr. Rosenschein received $189,924 in base salary, $0 in bonuses and $58,442 in other compensation for his service as an executive officer of the Company. In 2005, the Company did not grant Mr. Rosenschein any options to purchase shares of the Company’s common stock. Mr. Rosenschein’s compensation for the 2005 fiscal year was based on qualitative managerial efforts and business ingenuity.

COMPENSATION COMMITTEE:

Edward G. Sim (Chairman)
Mark A. Tebbe
Jerry Colonna

REPORT OF THE AUDIT COMMITTEE

The Audit Committee currently consists of three directors, each of whom, in the judgment of the Company’s board of directors, is “independent” as defined in the applicable listing standards of the NASDAQ Stock Market. The members of the Audit Committee are Yehuda Sternlicht (Chairman), Mark A. Tebbe and Edward G. Sim. The Audit Committee acts pursuant to a written charter that has been adopted by the Company’s board of directors.

The following is the report of the Audit Committee with respect to the Company’s audited financial statements for its fiscal year ended December 31, 2005. The information contained in this report shall not be deemed to be soliciting material or to be filed with the SEC, nor shall such information be incorporated by reference into any future filing under the Exchange Act, except to the extent that the Company specifically incorporates it by reference in such filing.

In connection with the preparation and filing of the Company’s Annual Report on Form 10-KSB for its fiscal year ended December 31, 2005:

(1)    The Audit Committee reviewed and discussed the audited financial statements with management;

(2)    The Audit Committee discussed with Somekh Chaikin, a member of KPMG International, the Company’s independent registered public accounting firm, the material required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, (as may be modified or supplemented); and

(3)    The Audit Committee received the written disclosures and the letter from Somekh Chaikin required by the Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as may be modified or supplemented, and discussed with the independent registered public accounting firm any relationships that may impact their objectivity and independence and satisfied itself as to the independence of the independent registered public accounting firm.

Based on the review and discussion referred to above, the Audit Committee recommended to the Company’s board of directors that the audited financial statements be included in the Company’s Annual Report on Form 10-KSB for the fiscal year ended December 31, 2005, to be filed with the SEC.

AUDIT COMMITTEE:

Yehuda Sternlicht (Chairman)
Mark A. Tebbe
Edward G. Sim

COMPARISON OF STOCKHOLDER RETURN

The following graph shows a comparison from January 1, 2005, through December 31, 2005 of the cumulative total return for the Company’s common stock compared with (i) the NASDAQ Stock Market Composite Index and (ii) the Goldman-Sachs Internet Index. Such returns are based on historical results and are not intended to suggest future performance. The graph assumes that the value of the investment in Company’s common stock, the NASDAQ Stock Market Composite Index and the Goldman-Sachs Internet Index each was $100 on January 1, 2005 and that all dividends were reinvested. The Company has never paid dividends on its common stock and has no present plans to do so.

COMPARISON OF 52 WEEKS CUMULATIVE TOTAL RETURN
AMONG ANSWERS CORPORATION, THE NASDAQ COMPOSITE INDEX AND THE GOLDMAN-SACHS INTERNET INDEX

	January 1, 2005	December 31, 2005
Company/Market/Index	$	$
Answers Corporation	100	129
Nasdaq Composite Index	100	102
Goldman-Sachs Internet Index	100	116

ANNUAL REPORT

A copy of the Company’s 2005 Annual Report to Stockholders is being mailed to stockholders with this proxy statement.

DEADLINE FOR SUBMISSION OF STOCKHOLDER PROPOSALS
FOR THE 2007 ANNUAL MEETING OF THE COMPANY’S STOCKHOLDERS

We have an advance notice provision under our bylaws for stockholder business to be presented at annual meetings of stockholders. Such provision states that in order for stockholder business to be brought before an annual meeting by a stockholder, such stockholder must have given timely notice thereof in writing to our Secretary. To be timely, a stockholder’s notice must be delivered to or mailed and received at our principal executive offices not less than 75 days nor more than 90 days prior to the date of the annual meeting; provided, however, that if less than 75 days’ prior notice or prior public disclosure of the date of the annual meeting is given or made to stockholders, notice by the stockholder to be timely must be so delivered or received not later than the close of business on the 10th day following the earlier of (1) the day on which such notice of meeting was mailed or (2) the day on which such public disclosure was made.

The Company’s stockholders may submit for inclusion in the Company’s proxy statement for the 2007 annual meeting of stockholders proposals on matters appropriate for stockholder action at the 2007 annual meeting of stockholders consistent with Rule 14a-8 promulgated under the Exchange Act. In addition, with respect to director nominations, stockholders must adhere to the Company’s Procedures for the Recommendation by Stockholders of Director Candidates (see Annex A attached to this Proxy Statement). Answers must receive proposals that stockholders seek to include in the proxy statement for the Company’s 2007 annual meeting by no later than January 31, 2007. If next year’s annual meeting is held on a date more than 30 calendar days prior to June 21, 2007, a stockholder proposal must be received by a reasonable time before the Company begins to print and mail its proxy solicitation materials for such annual meeting. Any stockholder proposals will be subject to the requirements of the proxy rules adopted by the SEC.

INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

No director or executive officer of the Company at any time since the beginning of the last fiscal year, nor any individual nominated to be a director of the Company, nor any associate or affiliate of any of the foregoing, has any material interest, directly or indirectly, by way of beneficial ownership of securities or otherwise, in any matter to be acted upon at the annual meeting.

OTHER MATTERS

Our board of directors does not intend to bring any matters before the annual meeting other than those specifically set forth in the notice of the annual meeting and, as of the date of this proxy statement, does not know of any matters to be brought before the annual meeting by others. If any other matters properly come before the annual meeting, or any adjournment or postponement of the annual meeting, it is the intention of the persons named in the accompanying proxy to vote those proxies on such matters in accordance with their best judgment.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Principal Accountants

The Company’s consolidated audited balance sheets as of December 31, 2005 and 2004, and the related consolidated statements of and cash flows for each of the two years in the period ended December 31, 2005 and 2004, have been audited by Somekh Chaikin, a member of KPMG International, independent registered public accounting firm and have been included herein in reliance upon said firm as experts in auditing and accounting. Somekh Chaikin, a member of KPMG International has been our independent registered public accounting firm since 1999.

Fees Paid to Principal Accountants

Audit Fees

The aggregate fees billed for professional services and paid for the annual audit and for the review of the Company’s financial statements included in the Company’s Annual Report on Form 10-KSB, as amended by Form 10-KSB/A, for the years ended December 31, 2005 and 2004 and the Company’s Forms 10-QSB for the quarters ended December 31, 2005 and 2004 were approximately $86,000 and $228,000, respectively. The audit fees for 2004 include the costs associated with the Company’s initial public offering.

Audit-Related Fees

The aggregate audit-related fees billed for all respective services for the years ended December 31, 2005 and 2004, were $0 and $0, respectively.

Tax Fees

The aggregate tax fees billed for all respective services for the years ended December 31, 2005 and 2004, were approximately $16,000 and $0, respectively.

All Other Fees

The aggregate fees billed for all other non-audit services rendered by the principal accountant for the years ended December 31, 2005 and 2004, were $33,400 and $0, respectively.

The Audit Committee of the board of directors maintains a pre-approval policy with respect to audit and non-audit services to be performed by the Company’s independent registered public accounting firm, in order to assure that the provision of such services does not impair the auditor’s independence. Before engaging the independent registered public accounting firm to render a service, the engagement must be either specifically approved by the Audit Committee, or entered into pursuant to the pre-approval policy. Unless the Audit Committee specifically provides for a different period, the term of any pre-approval is 12 months from the date of the pre-approval. Pre-approval authority may be delegated to one or more members of the Audit Committee, who must report any pre-approval decisions to the Audit Committee at its next scheduled meeting; however, the Audit Committee may not delegate pre-approval authority to Company management.

Pursuant to the pre-approval policy, the Audit Committee must specifically pre-approve the terms of the annual audit services engagement, and any changes in terms resulting from changes in audit scope, the Company’s structure or other matters.

WHERE YOU CAN FIND MORE INFORMATION

Answers Corporation is subject to the informational requirements of the Securities Exchange Act and files reports and other information with the SEC. Such reports and other information filed by the Company may be inspected and copied at the SEC’s Public Reference Room at 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549, as well as in the SEC’s public reference rooms in New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the SEC’s public reference rooms. The SEC also maintains an Internet site that contains reports, proxy statements and other information about issuers, like us, who file electronically with the SEC. The address of the SEC’s web site is http://www.sec.gov.

FORM OF PROXY

ANSWERS CORPORATION
237 West 35th Street
Suite 1101
New York, NY 10001
Telephone: 646-502-4777

This Proxy is Solicited by the Board of Directors
of Answers Corporation
for the 2006 Annual Meeting of Stockholders to be held
on June 21, 2006

The undersigned hereby appoints Robert S. Rosenschein and Steven Steinberg and each or either of them, as proxies, with full power of substitution, with the powers the undersigned would possess if personally present, to vote all of the shares of common stock, $0.001 par value, of Answers Corporation (“Answers”) held of record by the undersigned on May 1, 2006, at the 2006 Annual Meeting of Stockholders to be held on June 21, 2006, at The New Yorker Hotel, 481 Eighth Avenue, New York, New York 10001, commencing at 12:30 p.m., EDT, and at any adjournments or postponements thereof (the “Annual Meeting”), hereby revoking all proxies heretofore given with respect to such shares, and the undersigned instructs said proxies to vote at the Annual Meeting in accordance with the instructions below.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” THE NOMINEES FOR DIRECTOR NAMED IN PROPOSAL NO. 1 AND “FOR” PROPOSAL NO. 2.

(Continued and to be signed on the reverse side)

2006 ANNUAL MEETING OF STOCKHOLDERS OF ANSWERS CORPORATION

JUNE 21, 2006

PROXY VOTING INSTRUCTIONS

MAIL: Date, sign and mail your proxy card in the envelope provided as soon as possible.

TELEPHONE: Call toll-free 1-800-PROXIES (1-800-776-9437) from any touch tone telephone and follow the instructions. Have your proxy card available when you call.

INTERNET: Access www.voteproxy.com and follow on-screen instructions. Have your proxy card available when accessing the web page.

COMPANY NUMBER: _______________

ACCOUNT NUMBER: _______________

You may enter your voting instructions at 1-800-PROXIES or www.voteproxy.com up until 11:59 p.m., New York City time, on June 20, 2006.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF THE NOMINEES FOR DIRECTORS
NAMED IN PROPOSAL NO. 1 AND “FOR” PROPOSAL NO. 2. EACH PROPOSAL IS INDEPENDENT AND THE
APPROVAL OF NO PROPOSAL IS CONDITIONED UPON THE APPROVAL OF ANY OTHER PROPOSAL.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR
VOTE IN BLUE OR BLACK INK AS SHOWN IN THIS EXAMPLE ☒

1.    To elect two Class II directors of Answers’ board of directors, each to serve until the annual meeting of stockholders of Answers in 2009 or until their respective successors are elected and qualified.

 FOR BOTH NOMINEES (except as marked to the contrary) NOMINEES

 WITHHOLD AUTHORITY (to withhold authority to vote Edward G. Sim for any of the nominees, strike a line through the nominee’s name. Jerry Colonna

2.	To approve an amendment to the Company's
2005 Incentive Compensation Plan
to increase the number of shares available for grant under
such plan from 850,000 shares to 1,100,000 shares.
FOR	AGAINST	ABSTAIN
☐	☐	☐

3.	In their discretion, the proxies are authorized to vote
upon any other business that may properly come before
the Annual Meeting.

The undersigned hereby acknowledges receipt of (i) the Notice of the Annual Meeting of Stockholders, (ii) the accompanying proxy statement and attached annexes; (iii) this proxy card; and (iv) the 2005 Annual Report to Stockholders of Answers.

DATE: ________________________________________

SIGNATURE: __________________________________

SIGNATURE (If held jointly): ______________________

Note:
Please sign exactly as your name appears hereon and mail it promptly even though you may plan to attend the Annual Meeting. When joint tenants hold shares, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If you are signing as a representative of the named stockholders (e.g., as a trustee, corporate officer or other agent on behalf of a trust, corporation, partnership or other entity) you should indicate your title or the capacity in which you sign.

ANNEX A

ANSWERS CORPORATION

Procedures for the Recommendation by Stockholders of Director Candidates

The Nominating / Corporate Governance Committee (the “Committee”) of Answers Corporation (the “Company”) will consider director candidates recommended by any stockholder provided such recommendations are submitted in accordance with the procedures set forth below.

1.
The Committee will only consider director candidates recommended by any stockholder who has continuously held at least 1% of the Company’s voting securities (either directly or as part of a group) for at least one year prior to the date such stockholder’s written recommendation was submitted to the Company.

2.	The Committee will only consider recommendations it receives by no later than January 31st of any given year.

3.
In order to provide for an orderly and informed review and selection process for director candidates, the Board of Directors of the Company (the “Board”) has determined that stockholders who wish to recommend director candidates for consideration by the Committee must comply with the following:

a.
The recommendation must be made in writing to the Company’s corporate secretary, Answers Corporation, Jerusalem Technology Park, the Tower, Jerusalem, Israel 91481; or Answers Corporation, 237 West 35th Street, Suite 1101, New York, New York 10001;

b.
The recommendation must include the candidate’s name, home and business contact information, detailed biographical data and qualifications, information regarding any relationships between the candidate and the Company within the last three years and appropriate evidence of the recommending stockholder’s requisite ownership of the Company’s common stock;

c.
The recommendation shall also contain a statement from the recommending stockholder in support of the candidate; professional references, particularly within the context of those relevant to board membership, including issues of character, judgment, diversity, age, independence, expertise, corporate experience, length of service, other commitments and the like, and personal references;

d.
The recommendation shall also contain a statement as to whether, in the view of the recommending stockholder, the candidate, if elected, would represent all stockholders and not serve for the purpose of advancing or favoring any particular stockholder or other constituency of the Company; and

e.
A statement from the recommended candidate indicating that such person (i) is interested in being a Board candidate, (ii) is not prevented for any reason whatsoever form serving on the Board and (iii) could be considered "independent" under the Rules and Regulations of Nasdaq and the Securities and Exchange Commission, as in effect at that time.

4.
The Committee, according to the criteria discussed above and in the same manner as with all other director candidates, will evaluate all candidates submitted by stockholders. The Committee will advise the recommending stockholder of its final decision.